Exhibit 21.1
QUANTA SERVICES, INC. — SUBSIDIARIES LIST
The following is a list of the significant subsidiaries of Quanta Services, Inc. showing the place of incorporation or organization and the names under which each subsidiary does business. The names of certain subsidiaries are omitted as such subsidiaries, considered as a single subsidiary, would not constitute a significant subsidiary.

Subsidiary	State of Incorporation
129888 Alberta Ltd.	Alberta
618232 Alberta Ltd.	Alberta
All Power Products Inc.	Alberta
Allteck Line Contractors (USA), Inc.	Washington
Allteck Line Contractors Inc.	British Columbia
Blair Park Services, LLC	Delaware
InfraSource Blair Park Services, LLC
CCLC, Inc.	Delaware
CMI Services, Inc.	Florida
Communication Man Power
FL CMI Services, Inc.
Florida CMI Services, Inc.
CAN-FER Utility Services, LLC	Delaware
Quanta Utility Services, LLC
Conam Construction Co.	Texas
Conti Communications, Inc.	Delaware
Croce Electric Company, Inc.	Delaware
Croce Electric Company
Dacon Corporation	Delaware
Dashiell Corporation	Delaware
Dacon Corporation
Dashiell (DE) Corporation
Digco Utility Construction, L.P.	Delaware
Brown Engineering
Ranger Field Services
Dillard Smith Construction Company	Delaware
Dillard Smith Construction Company (Delaware)
P.D.G. Electric
E A Technical Services, Inc.	Georgia
EHV Elecon, Inc.	Puerto Rico
EHV Power ULC	British Columbia
Energy Construction Services, Inc.	Delaware
Engineering Associates, Inc.	Georgia
Engineering Associates Consulting, Inc.
Engineering Associates of Georgia, Inc.
Quanta Engineering Associates, Inc.
Five Points Construction Co.	Texas
Global Enercom Management, Inc.	Delaware
Golden State Utility Co.	Delaware
Delaware Golden State Utility Co.

Subsidiary	State of Incorporation
H. C. Price Canada Company	Nova Scotia
H.L. Chapman Pipeline Construction, Inc.	Delaware
DB Utilities
Chapman Pipeline Construction, Inc., H.L.
Sullivan Welding
InfraSource Construction, LLC	Delaware
IUC Illinois, LLC
IUC Missouri, LLC
IUC Nebraska, LLC
IUC North Dakota, LLC
IUC Washington, LLC
IUS Wisconsin, LLC
InfraSource Construction California, Inc.	Delaware
InfraSource Construction Services, LLC	Georgia
InfraSource Field Services, LLC	Delaware
InfraSource Incorporated	Delaware
InfraSource Installation, LLC	Delaware
InfraSource, LLC	Delaware
IUS Underground, LLC
InfraSource Maslonka CA, Inc.	California
InfraSource Pipeline Facilities, Inc.	North Carolina
Bradford Brothers, Inc.
BBI Bradford Brothers, Incorporated
Quanta Underground
Quanta Underground Services
Quanta Underground Services, Inc.
InfraSource Services, Inc.	Delaware
InfraSource Telecommunication Services, LLC	Delaware
InfraSource Transmission Services Company	Arizona
InfraSource Underground Construction, Inc.	Delaware
IUC Michigan, Inc.
IUC Texas, Inc.
InfraSource Underground Services Canada, Inc.	Delaware
Intermountain Electric, Inc.	Colorado
Colorado IM Electric
Grand Electric
IME
Irby Construction Company	Mississippi
Irby Construction Company, Inc.
Island Mechanical Corporation	Hawaii
Lindsey Electric, L.P.	Texas
Manuel Bros., Inc.	Delaware
Renaissance Construction
Western Directional
Mears Canada Corp.	Nova Scotia
Mears Group, Inc.	Delaware
DE Mears Group, Inc.

Subsidiary	State of Incorporation
Mears Group Pty Ltd	Australia
Mears/CPG LLC	Michigan
Mearsmex S. de R.L. de C.V.	Mexico
Mejia Personnel Services, Inc.	Texas
M.J. Electric, LLC	Delaware
M.J. Electric, LLC Iron Mountain
M.J. Electric, Iron Mountain
Iron Mountain M.J. Electric, LLC
Great Lakes Line Builders
M.J. Electric California, Inc.	Delaware
North Houston Pole Line, L.P.	Delaware
North Houston Pole Line Corp.
Quanta Foundation Services
Quanta Foundation Services, Limited Partnership
North Sky Communications, Inc.	Delaware
Sky Communications
North Sky Engineering, Inc.	Delaware
Nova NextGen Solutions, LLC	Delaware
O. J. Pipelines Canada Corporation	New Brunswick
O. J. Pipelines Canada Limited Partnership.	Alberta
O. J. Industrial Maintenance
RMS Welding Systems
Okay Construction Company, LLC	Delaware
PAR Electrical Contractors, Inc.	Missouri
Computapole
Longfellow Drilling
Longfellow Drilling, Inc.
Par Infrared Consultants
Riggin & Diggin Line Construction
Seaward
Seaward Corporation
Union Power Construction Company
PAR Internacional, S. de R.L. de C.V.	Mexico
Parkside Site & Utility Company Corporation	Delaware
Parkside Utility Construction Corp.	Delaware
Pauley Construction Inc.	Arizona
Potelco, Inc.	Washington
Kingston Constructors
Kuenzi Construction
NorAm Telecommunications
Potelco Incorporated
Price Gregory Construction, Inc.	Delaware
Price Gregory International, Inc.	Delaware
Price Gregory Services, LLC	Delaware
Professional Teleconcepts, Inc.	Illinois
Professional Teleconcepts of Illinois
Professional Teleconcepts, Inc.	New York

Subsidiary	State of Incorporation
Professional Teleconcepts of New York
NY Professional Teleconcepts
NY Professional Teleconcepts, Inc.
PWR Financial Company	Delaware
PWR Network, LLC	Delaware
QDE LLC	Delaware
QPC, Inc.	Delaware
QPS Engineering, LLC	Delaware
QSI Finance Canada ULC	British Columbia
QSI, Inc.	Delaware
Quanta Asset Management LLC	Delaware
Quanta Associates, L.P.	Texas
Quanta Capital Solutions, Inc.	Delaware
Quanta Construction Services, Inc.	Delaware
Quanta Delaware, Inc.	Delaware
Quanta Government Services, Inc.	Delaware
Quanta Government Solutions, Inc.	Delaware
Quanta International Limited	British Virgin Islands
Quanta International Holdings, Ltd.	British Virgin Islands
Quanta LXII Acquisition, Inc.	Delaware
Quanta LXV Acquisition, Inc.	Delaware
Quanta LXVI Acquisition, Inc.	Delaware
Quanta LXVII Acquisition, Inc.	Delaware
Quanta LXVIII Acquisition, Inc.	Delaware
Quanta LXIX Acquisition, Inc.	Delaware
Quanta LXX Acquisition, Inc.	Delaware
Quanta LXXI Acquisition, Inc.	Delaware
Quanta LXXII Acquisition, Inc.	Delaware
Quanta LXXIII Acquisition, Inc	Delaware
Quanta Pipeline Services, Inc.	Delaware
Quanta Power Solutions India Private Limited	India
Quanta Receivables, L.P.	Delaware
Quanta Renewable Energy Services, LLC	Delaware
Quanta Services Contracting, Inc.	Delaware
Quanta Services CC Canada Ltd.	British Columbia
Quanta Services (India) Ltd.	British Virgin Islands
Quanta Services Management Partnership, L.P.	Texas
Quanta Services Netherlands B.V.	Netherlands
Quanta Technology Europe
Quanta Services of Canada Ltd.	British Columbia
Quanta Tecnologia do Brasil Ltda.	Brazil
Quanta Technology, LLC	Delaware
Quanta Technology Canada ULC	British Columbia
Quanta Utility Installation Company, Inc.	Delaware
Quanta Utility Services — Gulf States, Inc.	Delaware
De Southeast Pipeline Construction, Inc.
Quanta Wireless Solutions, Inc.	Delaware

Subsidiary	State of Incorporation
Conti Communications
Conti Communications, Inc.
Spectrum Construction Contracting
Spectrum Construction Contracting, L.L.C.
Telecom Network Specialist
Telecom Network Specialist, Inc.
TNS
QuantaWorks, LLC	Delaware
Realtime Engineers, Inc.	Delaware
Realtime Utility Engineers, Inc.	Wisconsin
InfraSource Engineering Company
InfraSource Engineering Company, PC
Road Bore Corporation	Hawaii
Servicios Par Electric, S. de R.L. de C.V.	Mexico
Sharp’s Construction Services 2006 Ltd.	Alberta
Southwest Trenching Company, Inc.	Texas
Spalj Construction Company	Delaware
Delaware Spalj Construction
Dot 05 Optical Communications
Driftwood Electrical Contractors
Fiber Technologies, Inc.
Smith Contracting
Span-Con of Deerwood
Tjader & Highstrom
Thorstad Brother Tiling
Wilson Roadbores
Sumter Utilities, Inc.	Delaware
Sumter Builders Construction Contracting
Sunesys, LLC	Delaware
Sunesys, LLC of Delaware
Sunesys of Massachusetts, LLC	Delaware
Sunesys of Virginia, Inc.	Virginia
The Ryan Company, Inc.	Massachusetts
Eastern Communications
Ryan Company Inc. (The)
The Ryan Company Inc. of Massachusetts
The Ryan Company of Massachusetts
The Ryan Company Incorporated of Massachusetts
The Ryan Company Incorporated Electrical Contractors
Tjader, L.L.C.	Delaware
Tom Allen Construction Company	Delaware
TA Construction
Allen Construction Company, Tom
Total Quality Management Services, LLC	Delaware
Trawick Construction Company, Inc.	Florida
Underground Construction Co., Inc.	Delaware
Delaware Underground Construction Co.

Subsidiary	State of Incorporation
Maryland Underground Construction Co., Inc.
Underground Construction Co., Inc. (Delaware)
Utility Line Management Services, Inc.	Delaware
Utility Locate & Mapping Services, Inc.	Virginia
Valard Construction Ltd.	British Columbia
Quanta Services EC Canada Ltd.
Valard Construction LP	Alberta
Valard Construction 2008 Ltd.	Alberta
Valard Construction (Manitoba) Ltd.	Manitoba
Valard Construction (Ontario) Ltd.	Ontario
Valard Wellpoint Systems Ltd.	Alberta
VCI Telcom, Inc.	Delaware
VCI Construction
VCS Sub, Inc.	California
W.C. Communications, Inc.	Delaware
West Coast Communications
Winco, Inc.	Oregon
Winco Powerline Services
Winco Powerline Services, Inc.